Exhibit 99.1

Investor Briefing May 20, 2009

Participants Tom Smith President and Chief Executive Officer Betsy Higgins Executive Vice President and Chief Financial Officer

Certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”) during the course of this presentation that are not historical facts are forward-looking statements. Although Oglethorpe believes that the assumptions underlying these statements are reasonable, you are cautioned that such forward-looking statements are inherently uncertain and involve necessary risks that may affect Oglethorpe’s business prospects and performance, causing actual results to differ from those discussed during the presentation. When considering forward-looking statements, you should keep in mind risk factors and other cautionary statements included in Oglethorpe’s SEC filings. Any forward-looking statements made are subject to all the risks and uncertainties, many of which are beyond management’s control, as described in Oglethorpe’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Oglethorpe’s actual results and plans could differ materially from those expressed in any forward-looking statements. Oglethorpe undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events. This electronic presentation is provided as of May 20, 2009. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that would have a material adverse effect on the financial information that was presented, and Oglethorpe has not undertaken any obligation to update the electronic presentation. This electronic presentation contains certain non-GAAP financial measures, as defined under Regulation G of the rules and regulations of the SEC. For purposes of Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, Oglethorpe has provided, as a part of this electronic presentation, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure. The non-GAAP financial measures used in this electronic presentation are commonly used by rating agencies in evaluating Oglethorpe. Accordingly, Oglethorpe believes that these financial measures may be useful to investors in assessing Oglethorpe. Risk Factors, Forward-Looking Statements and non-GAAP Financial Measures

Oglethorpe Power Corporation Overview Not-for-profit Georgia electric membership corporation. Provides wholesale electric power to Members- 38 of the 42 distribution cooperatives in Georgia. Members serve approximately 4.1 million people. No residential competition. Competition only at inception for large C&I loads. 68% of Members’ load is residential. Take-or-pay, joint and several Wholesale Power Contracts through 2050. Allow recovery of all costs including debt service. Rates not subject to the approval of any authority other than RUS. Owns or leases 5,244 MW of generation capacity; operates, contracts for or schedules another 1,571 MW on behalf of Members. Senior secured debt rated A3/A/A. = Georgia EMCs

First Quarter 2009 - Highlights Net margin of $15.6 million for the first quarter. Budget for 2009 to achieve a 1.12x MFI Ratio. Issued $350 million of First Mortgage Bonds (FMBs) in February 2009. $964 million unrestricted available liquidity as of March 31, 2009. Members reached new record winter peak of 7,737 MW in February 2009; (2008 summer peak was 8,576 MW). Acquired 500 MW Heard County CT Facility from Dynegy (in April). Moving forward with new projects: Vogtle 3 & 4 and Biomass; considering others.

Residential Retail Rate Comparison (Cents per kWh) Members’ Competitive Position 8.2 8.2 8.8 9.1 9.3 9.8 9.1 8.9 8.6 7.6 7.3 10.0 6 7 8 9 10 11 2003 2004 2005 2006 2007 2008 Oglethorpe Member Average Georgia Power

Diverse Mix of Generating Resources (b) Represents resources owned, leased, contracted for or operated by Oglethorpe in 2008. Excludes SEPA. Capacity reflects planning capacity which is higher than nameplate capacity represented in Oglethorpe’s 10-K. Energy differs from sales to Members represented in Oglethorpe’s 10-K as energy from pumped storage hydro is included above as well as energy from Member owned Smarr EMC assets. “Other” represents 166 MW third party contract that expired on 12/31/08, not shown on table above. 2008 Energy (b) ~6,100 MW ~25 Million MWh Nuclear Coal Gas Hydro Other 2008 Capacity (b) 40% 25% 20% 12% 3% 4% 5% 39% 45% 7%

Acquired Heard County Power Generation Facility Purchased 500 MW Heard County Facility from Dynegy. 3 natural gas fired combustion turbines. Assumed power purchase and sale agreement with 7 of our Members to provide 500 MW capacity through 2015. After contract expires, will be available to serve load of other Members. Fully subscribed by 37 of our 38 Members. Purchase price of $105 million. Preparing application to RUS for permanent financing. Heard County Power Generation Facility

Oglethorpe to Provide New Resources Forecasted capital expenditures (a) (in $ millions) (a) Includes allowance for funds used during construction. 0 100 200 300 400 500 600 700 800 900 1000 2009 2010 2011 New Generation Existing Generation Environmental Compliance Nuclear fuel $698 $757 $900 Resource Fuel Oglethorpe Ownership Share Operator Oglethorpe's Expected Total Cost Expected In-Service Dates Status Construction Vogtle Units 3 & 4 Nuclear 30% Southern Nuclear 660 $ 4.2 Billion 2016 & 2017 Fully subscribed 38 of 38 Biomass I & II Biomass 100% Oglethorpe 200 $ 930 Million 2014 & 2015 Fully subscribed 37 of 38

Expenditures for Vogtle Units 3 & 4 Have Begun Participating in the development of two additional nuclear units at Plant Vogtle. 2016 and 2017 planned in-service dates. AP1000 design. Westinghouse and Stone & Webster consortium is EPC contractor. 30% share or 660 MW of 2,200 MW total plant capacity. Georgia Power, MEAG and City of Dalton are other owners. $4.2 billion estimated total cost to Oglethorpe. Pursuing DOE loan guarantees to supplement taxable and tax-exempt capital markets financing. Vogtle selected for term sheet negotiation phase. Final decision on loan approval is not anticipated until late in 2009. If approved, DOE could provide a maximum of 80% funding.

Financial Highlights Betsy Higgins Executive Vice President and Chief Financial Officer

Income Statement Excerpts Three Months Ended Years Ended March 31, December 31, ($ in thousands) 2009 2008 2008 2007 2006 Statement of Revenues and Expenses: Operating Revenues: Sales to Members $281,705 $291,310 $1,237,649 $1,149,657 $1,127,423 Sales to Non-Members 308 333 1,111 1,585 1,456 Operating Expenses 219,933 239,055 1,041,681 964,014 942,582 Other Income 10,460 11,526 43,381 54,854 51,414 Net Interest Charges  -56,893 -57,447 -221,201 -223,021 -219,510 Net Margin 15,647 (b) 6,667 19,259 19,061 18,201 Margins for Interest Ratio(a) n/a n/a 1.10x 1.10x 1.10x (a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe’s Margins for Interest by Interest Charges, both as defined in Oglethorpe’s Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires a showing of Oglethorpe’s having met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. (b) For 2009, Oglethorpe’s board of directors approved a budget to achieve a 1.12 margins for interest ratio, above the minimum 1.10 ratio required by the indenture.

March 31, December 31, ($ in thousands) 2009 2008 2007 2006 Balance Sheet Data: Assets: Total Electric Plant $3,696,614 $3,639,395 $3,481,194 $3,461,301 Total Assets 5,451,194 5,044,452 4,937,320 4,901,745 Capitalization: Patronage Capital and Membership Fees $551,476 $535,829 $516,570 $497,509 Accumulated Other Comprehensive Loss -1,173 -1,348 -32,691 -28,988 Subtotal $550,303 $534,481 $483,879 $468,521 Long-term Debt and Obligations under Capital Leases $3,890,857 $3,514,923 $3,552,367 $3,481,294 Obligation under Rocky Mountain Transactions 110,044 108,219 101,272 94,772 Long-term Debt and Capital Leases due within one year 112,929 110,647 143,400 234,621 Total Long-Term Debt and Equities $4,664,133 $4,268,270 $4,280,918 $4,279,208 Equity Ratio(a) 11.8% 12.6% 12.1% 11.6% (a) The equity ratio is calculated, pursuant to Oglethorpe’s Indenture, by dividing patronage capital and membership fees by total capitalization plus long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant that requires it to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in one of its line of credit agreements requiring a minimum total patronage capital of $429 million currently. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. Balance Sheet Excerpts

Consolidated System Equity Consolidated System Equity – FYE 2008 ($ Millions) Patronage Capital Total Capitalization Equity Ratio 38 Members $2,234 $5,143 43% Oglethorpe $536 $4,268 (a) 13% Combined (b)(c) $2,234 (d) $8,876 (d) 25% (a) Includes long-term debt and capital leases due within one year, to correspond to Oglethorpe’s indenture calculation, described further on p. 12. (b) Oglethorpe’s debt is not the direct obligations of the Members and, as a result, the capital of the Members may not be available to directly support the principal and interest payments to be made by Oglethorpe on its outstanding indebtedness. (c) This information constitutes non-GAAP financial measures. A reconciliation of such measures to the most directly comparable GAAP measures is set forth in the immediately preceding row of this table. (d) “Patronage Capital” and “Total Capitalization” columns do not add down since Oglethorpe patronage capital (equity) is also included in Members’ patronage capital.

Oglethorpe’s Liquidity Position is Strong Subsequent to March 31 Issued $187 million of commercial paper to fund the Heard Facility acquisition and make payments for Vogtle. Received an additional $25 million of Member prepayments. Lines of Credit $550 Borrowings (None) Available Line Capacity Cash (Excluding $80 Million in RUS Cushion of Credit) $964 $414 $550 Total Liquidity $166 CFC Commitment March 31, 2009

Significant Financing Activity in 2009 Completed to date in 2009 $350 million taxable FMBs in February 2009. Upcoming in 2009 Completing RMLC surety wrap / replacement. $23 million of Clean Renewable Energy Bonds. $429 million of RUS loans approved but not yet drawn Approximately $48 million to be drawn in 2009. Up to $500 million of taxable FMBs in the fall of 2009. Documenting CFC facility; discussing increase to $250 million. Evaluation of additional credit facilities. Potential additional tax-exempt financing. Post 2009 Applied to RUS for approximately $1.26 billion for two Biomass projects, general improvements and environmental improvements. Applying to RUS for Heard County Power Facility financing. Applied to DOE for Vogtle 3 & 4 expenditures (up to 80%). Additional taxable and tax-exempt financings.

Oglethorpe is a Strong, Stable Credit One of the largest electric cooperative in the United States. Oglethorpe has long-term, take-or-pay Wholesale Power Contracts with its Members through 2050. Members' obligations under the Wholesale Power Contracts are joint and several. Primarily residential customer base — approximately 68% of Members’ MWh sales. Rate structure assures cost recovery. Oglethorpe and its Members not subject to regulation for rate setting purposes. Well diversified power supply portfolio. Substantial value in existing resources. Strong operational and financial performance.

Additional Information A link to this presentation will be posted on Oglethorpe’s website www.opc.com. Oglethorpe’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports are made available on this website. For additional information please contact: Email Address Name Title Email Address Phone Number   Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Tom Brendiar Director, Bank and Investor Relations tom.brendiar@opc.com 770-270-7173 Joe Rick Director, Capital Markets joe.rick@opc.com 770-270-7240